SouthTrust Bank, N.A.
         One East Broward Boulevard
         Suite 200
         Fort Lauderdale, Florida 33301

February 24, 2000


Marc Puleo, President
PetMed Express.com, Inc.
1441 SW 29th Avenue
Pompano Beach, FL 33069

RE:      SouthTrust Bank, N.A. Loan #5232160-40813 and Loan #5232160-4083
         ----------------------------------------------------------------

Dear Dr. Puleo:

We refer to the Note and Security Agreement ("Loan Documents") between SouthTrust Bank, N.A. ("the Bank") and PetMed Express.com, Inc. ("the Company", "you") dated April 29, 1999 and September 17, 1999.

As indicated in the Bank's February 24, 2000 letter to the Company, we have agreed to waive certain covenant violations which occurred as of the quarter ended December 31, 1999. You have agreed to pledge a Certificate of Deposit in the amount of $300,000 as additional collateral for the above loans. Please be advised that this Certificate of Deposit is to be provided as additional security and is not to be construed as a prepayment of any principal or interest on either loan. The Bank expects the Company to continue to make its regularly scheduled payments on the loans. In addition, understand that the Bank reserves the right to require additional collateral at any time in the future.

Furthermore, the Certificate of Deposit shall beheld by the Bank to secure the loans until such time that a satisfactory review of the financial statements for two consecutive quarters is completed and full compliance with the covenants initially set forth in the Loan Documents as noted above. The financial statements shall be prepared by the Company's Certified Public Accountant in accordance with generally accepted accounting principles and in compliance with the provisions set forth in the Loan Documents.

We will charge a one-time fee in the amount of $5,000 to compensate the Bank for processing this transaction.

Please also be advised that this waiver is limited to the instances set forth above and is not a waiver or relinquishment for the future of such or any other covenants, terms, provisions or conditions of your loan documents and that any and all other requirements, obligations and covenants under the aforementioned loan documents and agreements shall remain in full force and effect.

Please indicate your acceptance and concurrence with the above provisions by signing below.

Yours truly,

/s/ Susan King
--------------
Susan King
Vice President

Acknowledged and accepted on February 24, 2000 by PetMed Express.com, Inc.


By: /s/ Marc Puleo
------------------
    Marc Puleo, President

         SouthTrust Bank, N.A.
         One East Broward Boulevard
         Suite 200
         Fort Lauderdale, Florida 33301

February 24, 2000


Marc Puleo, President
PetMed Express.com, Inc.
1441 SW 29th Avenue
Pompano Beach, FL 33069

RE:      SouthTrust Bank, N.A. Loan #5232160-40813 and Loan #5232160-4083
         ----------------------------------------------------------------

Dear Dr. Puleo:

We refer to the Note and Security Agreement ("loan document") between SouthTrust Bank, N.A. ("the Bank") and PetMed Express.com, Inc. ("the Company") dated April 29, 1999 and September 17, 1999.

You have informed us that as of December 31, 1999, the Company is not in compliance with the Fixed Charge Coverage and Working Capital ratios set forth in the loan documents described above. These deficiencies constitute an "event of default" as defined in the loan documents.

In connection with the loan documents, specifically Article 6, paragraph 6.21(iii) which requires the Company to maintain at all times that this Agreement is in effect a Fixed Charge Coverage, as amended, of not less than
1.45 to 1, we hereby agree, that although the Company is currently not in compliance with this covenant, to waive this violation for the period from December 31, 1999 through January 1, 2001, and further agree that the Company not be required to comply with this covenant during the period from December 31, 1999 through January 1, 2001.

In addition, in connection with the loan documents, specifically Article 6, General Covenants, paragraph 6.21(i) which requires the Company maintain at all times that this agreement is in effect, working capital of not less than $2,000,000, we hereby agree that although the Company is currently not in compliance with this covenant, to waive this violation for the period ending December 31, 1999.

We also agree to amend the working capital covenant to require that the Company maintain working capital of not less than $1,000,000 at all times for the period from December 31, 1999 through the earlier of January 1, 2001.

We understand that this waiver is limited to the instances set forth above and is not a waiver or relinquishment for the future of such or any other covenants, terms, provisions, or conditions of your loan documents and that any and all other requirements, obligations, and covenants under the aforementioned loan documents and agreements shall remain in full force and effect.

Yours truly,                 Agreed this ______________ day of February, 2000

/s/ Susan King               PetMed Express.com, Inc.
----------------------
Susan King
Vice President               By: /s/ Marc Puleo
                             ------------------
                             Marc Puleo, President